EXHIBIT 10.9

                        FINANCIAL INDUSTRIES CORPORATION
                             STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT (the "Agreement") is made and entered into as of June 4, 2003, (the "Agreement Date"), between Financial Industries Corporation, a Texas corporation (the "Company"), and William P. Tedrow (the "Optionee").

                                    RECITALS:

     WHEREAS, the Company desires to employ Optionee to be President of FIC Financial Services, Inc., a Nevada corporation and subsidiary of the Company ("FICFS"), and as a Vice President of the Company.

     WHEREAS, in order to retain the Optionee, the Company has concluded that the Optionee requires certain incentives, including, without limitation, an option to purchase shares of common stock of the Company (the "Common Stock").

     NOW, THEREFORE, in consideration of the foregoing premises, the parties to this Agreement agree as follows:

          1. Grant. Subject to the terms and conditions set forth in this Agreement, the Company hereby grants the Optionee an option to purchase up to 150,000 shares of Common Stock (the "Option"). The exercise price of the Option shall be $13.07 per share (the "Exercise Price").

          2. Term. The Options will expire on December 31, 2006 (the "Expiration Date"), unless sooner terminated pursuant to the terms of this Agreement.

          3. Exercise.

               (a) Exercisability. The Option may be exercised only if Qualifying Premiums (as defined below) for the Determination Period (as defined below) exceed $200,000,000. The exercise of the Option shall be subject to the filing of appropriate documents with, and to the extent necessary, approval of, the Commissioner of Insurance of the State of Washington and such notices and consents as may be required under the insurance laws of any jurisdiction in which any of the Company or its subsidiaries is domiciled or does business. The Option may only be exercised once by delivery of written notice to the Company, signed by the Optionee, indicating that the Option is being

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          exercised  and  specifying  the  number of shares of Common  Stock the
          Optionee will acquire. Such notice may not be given until final determination of Qualifying Premiums pursuant to Section 3(b). Unless earlier exercised, the Option expires on December 31, 2006. The closing of the exercise of the Option pursuant to this Section 3(a) shall occur within ten (10) business days following delivery of the
          written  exercise  notice,   the  Exercise  Price  shall  be  paid  in
          immediately available funds at the closing, and the acquired shares of Common Stock shall be delivered to the Optionee at the closing free and clear of any and all liens, claims and encumbrances (other than any such liens, claims and encumbrances created by the Optionee).

               (b) Qualifying Premiums. As used in this Agreement, (i) "Qualifying Premiums" means the aggregate amount of collected premiums for life insurance or annuity products issued by the Company or any insurance company affiliate of the Company as of the date hereof and any insurance company which becomes an affiliate of the Company after the date hereof, unless such future affiliate, at the time that the Company entered into a letter of intent or other expression of intent or purchase contract, whichever is earliest, (i) was engaged in the marketing and sale of life insurance policies, annuity contracts or other financial related products for the senior (over age 55) market (the "Senior Business") for at least 12 months (to include, without limitation, assumed reinsurance and direct written premiums by any such person) and (ii) derived more than fifty percent (50%) of its revenues from the Senior Business, that, in each case, are marketed by or through any insurance company affiliate of the Company (except as provided above), FICFS whether through a contact made by an employee or agent of FICFS or a marketing relationship developed through FICFS (including Equita Financial and Insurance Services of Texas, Inc.), or any of their respective agents, and (ii) "Determination Period" means the period beginning on July 1, 2003 and ending on December 31, 2005. Within ten (10) business days following the end of the Determination Period, the Company shall deliver to the Optionee a written calculation of Qualifying Premiums specifying in reasonable detail the basis for such calculation. Any disagreements with respect to the Qualifying Premiums amount shall be resolved using the dispute resolution mechanisms set forth in Section 9.8 that certain Employment Agreement of even date herewith, between the Company and the Optionee (the "Employment Agreement").

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               (c) Certain Adjustment Events.

                    (i) In case the Company  shall  hereafter (A) pay a dividend or make a distribution on its capital stock in shares of Common Stock, (B) subdivide its outstanding shares of Common Stock into a greater number of shares, (C) combine its outstanding shares of Common Stock into a smaller number of shares or (D) issue by reclassification of its Common Stock other securities of the Company, the kind and amount of Common Stock and other securities shall be adjusted so that the Optionee upon the exercise of the Option shall be entitled to receive the number of shares of Common Stock or other securities of the Company that the Optionee would have owned immediately following such action had the Option been exercised immediately prior thereto.

                    (ii) In case of any capital reorganization or reclassification, or any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of all or substantially all of the assets of the Company, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), the Optionee shall have the right thereafter to exercise the Option and receive the kind and amount of securities, cash or other property that the Optionee would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had the Option been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance. The above provisions of this Section 3(c) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances.

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                    (iii)   Whenever  the  number  of  shares  of  Common  Stock
               purchasable  upon the  exercise  of the  Option is  adjusted,  as
               herein  provided,   the  Exercise  Price  shall  be  adjusted  by
               multiplying  such  Exercise  Price   immediately  prior  to  such
               adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock purchasable upon exercise of the Option immediately prior to such adjustment, and the denominator of which shall be the number of the shares of Common Stock so purchasable immediately thereafter.

                    (iv) Whenever the number of shares of Common Stock purchasable upon the exercise of the Option or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by first class mail, postage prepaid, to the Optionee notice of such adjustment setting forth a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

                    (v) In the event that the Company  makes a  distribution  to its shareholders (other than cash dividends that in the aggregate do not exceed, in any calendar year, an annualized rate of 3% of the closing price for the Company's Common Stock as reported on the NASDAQ National Market or other exchange or quotation system on which the Common Stock is traded on the trading day prior to the date of declaration of any such cash dividend) or undertakes some other capital change or transaction that the Company's Board of Directors in its reasonable judgment determines is a distribution, change or transaction that warrants an adjustment similar to those provided in this Section 3(c) based upon the intent hereof but with respect to which the provisions hereof are not specifically applicable, adjustments to the number of shares of Common Stock purchasable upon exercise of the Option and the Exercise Price shall be made as a result of such distribution, change or transaction.

               (d) Reservation of Common Stock. The Company covenants that it will, at all times during which the Option remains exercisable, maintain a sufficient number of authorized and unissued shares of Common Stock (or shares of Common Stock held in treasury) to fully comply with the provisions of this Agreement.

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          4. Investment Intent;  Legends. The Optionee agrees that the shares of
     Common Stock acquired upon exercise of the Option shall be acquired for his own account for investment only and not with a view to, or for resale in connection with, any distribution or public offering hereof within the meaning of the Securities Act of 1933, as amended (the "Act"), or other applicable securities laws. If the Company so determines, any stock certificates issued upon exercise of the Option shall bear a legend to the effect that the shares have been so acquired. The Company may, but in no event shall be required to, bear any expenses of complying with the Act, other applicable securities laws, or the rules and regulations of any national securities exchange or other regulatory authority in connection with the registration, qualification, or transfer, as the case may be, of the Option or any shares of Common Stock acquired upon the exercise thereof. The Optionee will not transfer the shares acquired pursuant to the Option unless (a) the Company previously shall have been furnished with an opinion of counsel, satisfactory to it, to the effect that such transfer will not involve any violation of the Act or other applicable securities laws, or (b) the shares shall have been duly registered in compliance with the Act and other applicable securities laws.

          5. Transferability. The Option shall not be transferable except by will or by the laws of descent and distribution. Except as otherwise expressly provided herein, during the Optionee's lifetime, the Option may be exercised only by him. No assignment or transfer of the Option, whether voluntary or involuntary, by operation of law or otherwise, except a transfer by will or by the laws of descent or distribution, shall vest in the assignee or transferee any interest or right whatsoever in the Option.

          6. No Rights as Shareholder. The Optionee shall not have any rights as a shareholder of the Company with respect to any of the shares subject to the Option, except to the extent that such shares shall have been purchased and transferred to him. The Company shall not be required to issue or transfer any certificates for shares purchased upon exercise of the Option until all applicable requirements of law have been complied with and, if such shares have been registered pursuant to Section 4 hereof, such shares shall have been duly listed on any securities exchange on which the Common Stock may then be listed.

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          7. No Right to Employment. The Option shall not confer on the Optionee any  right  to  continue  in  the  service  of  the  Company  or any of its subsidiaries or affect the right of the Company or any subsidiary to terminate Optionee's employment at any time; and nothing contained in this Agreement shall be deemed a waiver or modification of any provision contained in any agreement between the Optionee and the Company or any parent or subsidiary thereof, including, without limitation, the Employment Agreement. The Option shall not affect the right of the Company or any parent or subsidiary thereof to reclassify, recapitalize, or otherwise change its capital or debt structure or to merge, consolidate, convey any
     or  all  of  its  assets,  dissolve,   liquidate,  wind  up,  or  otherwise
     reorganize.

          8. Termination of Employment.

               (a) Capitalized terms used in this Section 8, but not otherwise defined, shall have the meanings given to such terms in the Employment Agreement.

               (b) If Optionee's employment with the Company and FICFS is terminated for any reason, other than by the Company for Cause or by the Optionee without Good Reason, prior to the Expiration Date, the Options shall expire on the Expiration Date. In the event of an Optionee's death prior to the Expiration Date, the Option may be exercised by the legal representatives of the Optionee or any persons to whom the Option is transferred by will or by the laws of descent and distribution in accordance with and under the terms of this Agreement. The shares acquired under the foregoing provision shall be subject to this Agreement and the transferee shall execute such agreements as the Company requires to evidence that the transferee is bound by such agreements. In the event of the Optionee's Disability prior to the Expiration Date, the Options may be exercised by the Optionee or his legal representatives in accordance with and under the terms of this Agreement.

               (c) If the Company terminates Optionee's employment with the Company and FICFS for Cause, or Optionee terminates Optionee's employment with the Company and FICFS without Good Reason, then the Option shall automatically expire concurrent with such termination, if prior to the Expiration Date.

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          9. Interpretation of Agreement. All disputes,  controversies or claims arising out of or relating to this Agreement or the performance, breach, validity, interpretation or enforcement hereof, will be resolved by using dispute resolution mechanisms set forth in Section 9.8 of the Employment Agreement.

          10. Withholding for Tax Purposes. Any amount of Common Stock that is payable or transferable to the Optionee hereunder may be reduced by any amount or amounts which the Company is required to withhold under the then applicable provisions of the Internal Revenue Code of 1986, as amended, or any other federal, state or local tax withholding requirement. If the Optionee does not elect to satisfy withholding requirements in this fashion, the issuance of the shares of Common Stock payable or transferable to the Optionee hereunder shall be contingent upon the Optionee's satisfaction of any withholding obligations that may apply and the Optionee's presentation of evidence satisfactory to the Board that such withholding obligations have been satisfied.

          11. Notice. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered, sent by telecopy, sent by mail, or sent by overnight courier. Any notice required or permitted to be delivered hereunder will be deemed to be delivered on the date that it is personally delivered; if sent by telecopy, on the date that it is electronically confirmed; if sent by overnight courier, or the next business day following the dates so sent; or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address that such person has theretofore specified by written notice delivered in accordance herewith. The Company or Optionee may change, at any time and from time to time, by written notice to the other, the address that it or he or she had therefore specified for receiving notices. Until changed in accordance herewith, the Company and the Optionee specify their respective addresses as set forth below:

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                  Company:

                  Financial Industries Corporation
                  6500 River Place Blvd., Building One
                  Austin, Texas  78730
                  Attn: Gene Payne and Ted Fleron
                  Facsimile No.:  (512) 404-5051

                  Optionee:

                  At his most recent address on file with the Company

          12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the principles of conflict of laws.


     IN WITNESS WHEREOF, the Company and Optionee have caused this Agreement to be executed as of the day and year first above written.


                                        FINANCIAL INDUSTRIES CORPORATION


                                        By:____________________________________

                                        Name:__________________________________

                                        Title:_________________________________




                                        OPTIONEE


                                        By:  __________________________________
                                             William P. Tedrow

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